Exhibit 99.2

ORTHOHELIX SURGICAL DESIGNS, INC.

TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS

Balance Sheets	2-3

Statements of Income	4

Statements of Changes in Stockholders’ Equity	5

Statements of Cash Flows	6-7

Notes to Financial Statements	8-21

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

OrthoHelix Surgical Designs, Inc.

Medina, Ohio

We have audited the accompanying balance sheets of OrthoHelix Surgical Designs, Inc. as of December 31, 2011 and 2010, and the related statements of income, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OrthoHelix Surgical Designs, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ SS&G, Inc.

April 20, 2012

ORTHOHELIX SURGICAL DESIGNS, INC.

BALANCE SHEETS

	DECEMBER 31,
	2011	2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,345,600	$1,291,142
Accounts receivable—trade, net of allowance for doubtful accounts of $276,558 and $183,741 at December 31, 2011 and 2010, respectively	3,802,104	3,229,803
Accounts receivable—other	385,533	250,533
Inventory, net	2,035,561	1,563,195
Prepaid expenses and other current assets	372,170	196,710

TOTAL CURRENT ASSETS	7,940,968	6,531,383
PROPERTY AND EQUIPMENT, net	6,410,863	5,358,447
OTHER ASSETS
Computer software, net of accumulated amortization of $118,330 and $110,331 at December 31, 2011 and 2010, respectively	39,433	6,533
Deposits	29,536	29,536
Intangible assets, net of accumulated amortization of $489,290 and $282,614 at December 31, 2011 and 2010, respectively	651,427	591,046

TOTAL OTHER ASSETS	720,396	627,115

TOTAL ASSETS	$15,072,227	$12,516,945

ORTHOHELIX SURGICAL DESIGNS, INC.

BALANCE SHEETS

	DECEMBER 31,
	2011	2010
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Line of credit	$750,000	$900,000
Current portion of capital lease obligation	18,531	—
Current portion of long-term debt	727,272	503,909
Accounts payable	1,139,197	710,332
Accounts payable—related parties	105,236	55,891
Accrued expenses	373,122	383,981
Accrued payroll and commissions	1,561,213	1,186,522
Accrued royalties	188,607	150,266

TOTAL CURRENT LIABILITIES	4,863,178	3,890,901
LONG-TERM DEBT, net of current portion	787,880	503,909
STOCKHOLDERS’ EQUITY
Preferred stock
Series D, $960,321 aggregate liquidation preference as of December 31, 2011 (excluding accrued and unpaid dividends)	313	—
Series C, $21,052,034 aggregate liquidation preference as of December 31, 2011 and 2010 (excluding accrued and unpaid dividends)	7,754	7,754
Series B, $6,483,890 aggregate liquidation preference as of December 31, 2011 and 2010 (excluding accrued and unpaid dividends)	3,242	3,242
Series A, $1,770,000 aggregate liquidation preference as of December 31, 2011 and 2010 (excluding accrued and unpaid dividends)	1,362	1,362

	12,671	12,358
Common stock	4,505	4,187
Additional paid-in capital	22,628,264	21,539,922
Accumulated deficit	(13,224,271)	(13,434,332)

TOTAL SHAREHOLDERS’ EQUITY	9,421,169	8,122,135

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$15,072,227	$12,516,945

ORTHOHELIX SURGICAL DESIGNS, INC.

STATEMENTS OF INCOME

	FOR THE YEARS ENDED
	DECEMBER 31,
	2011	2010
REVENUES	$22,179,483	$16,478,430
COST OF GOODS SOLD	5,808,484	4,406,390

GROSS PROFIT	16,370,999	12,072,040
OPERATING EXPENSES
General and administrative	3,551,298	3,029,050
Sales and marketing	10,988,774	8,980,319
Research and development	1,962,911	1,620,761

TOTAL OPERATING EXPENSES	16,502,983	13,630,130

LOSS FROM OPERATIONS	(131,984)	(1,558,090)
OTHER INCOME (EXPENSE), net
Interest expense	(104,100)	(91,471)
Interest income	246	1,563
Miscellaneous income, net	445,899	59,937

TOTAL OTHER INCOME (EXPENSE), net	342,045	(29,971)

NET INCOME (LOSS)	$210,061	$(1,588,061)

ORTHOHELIX SURGICAL DESIGNS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	Series D Preferred stock	Series C Preferred stock	Series B Preferred stock	Series A Preferred stock	Common stock	Additional paid-in capital	Accumulated deficit	Total
BALANCE, January 1, 2010	$—	$6,396	$3,242	$1,362	$4,099	$19,000,370	$(11,846,271)	$7,169,198
Issuance of stock	—	1,358	—	—	88	2,476,005	—	2,477,451
Issuance of stock options	—	—	—	—	—	63,547	—	63,547
Net loss	—	—	—	—	—	—	(1,588,061)	(1,588,061)

BALANCE, December 31, 2010	—	7,754	3,242	1,362	4,187	21,539,922	(13,434,332)	8,122,135
Issuance of stock	313	—	—	—	318	1,014,483	—	1,015,114
Issuance of stock options	—	—	—	—	—	73,859	—	73,859
Net income	—	—	—	—	—	—	210,061	210,061

BALANCE, December 31, 2011	$313	$7,754	$3,242	$1,362	$4,505	$22,628,264	$(13,224,271)	$9,421,169

ORTHOHELIX SURGICAL DESIGNS, INC.

STATEMENTS OF CASH FLOWS

	FOR THE YEARS ENDED
	DECEMBER 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$210,061	$(1,588,061)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,266,864	1,484,827
Bad debt expense	110,887	80,747
Change in fixed asset reserve	82,712	(38,279)
Issuance of stock options	73,859	63,547
(Increase) decrease in:
Accounts receivable—trade	(683,188)	(1,267,549)
Accounts receivable—other	(135,000)	(250,533)
Inventory	(472,366)	130,225
Prepaid expenses and other current assets	(175,460)	88
Deposits	—	(1,427)
Intangible assets	(257,501)	(239,765)
Increase (decrease) in:
Accounts payable	428,865	96,389
Accounts payable—related party	49,345	22,262
Accrued expenses	(10,859)	130,360
Accrued payroll and commissions	374,691	433,339
Accrued royalties	38,341	58,240

NET CASH AND CASH EQUIVALENTS PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,901,251	(885,590)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(3,157,320)	(1,922,703)
Purchases of computer software	(40,899)	(2,833)

NET CASH AND CASH EQUIVALENTS USED IN INVESTING ACTIVITIES	(3,198,219)	(1,925,536)

ORTHOHELIX SURGICAL DESIGNS, INC.

STATEMENTS OF CASH FLOWS

	FOR THE YEARS ENDED
	DECEMBER 31,
	2011	2010
CASH FLOWS FROM FINANCING ACTIVITIES
Net (repayments) borrowings on line of credit	$(150,000)	$900,000
Proceeds from long-term debt	2,000,000	—
Repayments on capital lease obligation	(11,466)	—
Repayments on long-term debt	(1,492,666)	(251,955)
Proceeds from issuance of capital stock	1,015,114	2,477,451
Payments for loan fees	(9,556)	—

NET CASH AND CASH EQUIVALENTS PROVIDED BY FINANCING ACTIVITIES	1,351,426	3,125,496

NET INCREASE IN CASH AND CASH EQUIVALENTS	54,458	314,370
CASH AND CASH EQUIVALENTS, beginning of year	1,291,142	976,772

CASH AND CASH EQUIVALENTS, end of year	$1,345,600	$1,291,142

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$101,658	$92,990

NONCASH INVESTMENT AND FINANCING ACTIVITIES
Equipment acquired under capital lease obligation	$29,997	$—

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE A – Nature of operations and summary of significant accounting policies

Nature of operations

OrthoHelix Surgical Designs, Inc. (the Company) was incorporated in 2004 to develop a comprehensive set of instruments and implants for use in reconstructive and trauma surgery for extremities. The Company deals specifically with orthopedic surgeons and podiatrists who surgically repair small bones.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash deposits and accounts receivable – trade. The Company places its cash in banks at levels that, at times, may exceed federally insured limits. As of December 31, 2011 and 2010, the Company had no concentrations with respect to its accounts receivable – trade.

In addition, the Company had purchases from three and four suppliers that comprised 67% and 76% of total purchases during the years ended December 31, 2011 and 2010, respectively. As of December 31, 2011 and 2010, the Company had no other significant concentrations.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers its short-term cash investments, which have an original maturity of three months or less, to be cash equivalents.

Accounts receivable – trade and allowance for doubtful accounts

The Company recognizes an allowance for losses on accounts receivable—trade in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense.

Accounts receivable – other

During 2011 and 2010, the Company was awarded grants from the State of Ohio. As of December 31, 2011 and 2010, the Company was due $385,000 and $250,000, respectively, for costs to be reimbursed under the grant agreements. For the years ended December 31, 2011 and 2010, the Company recognized income of $664,584 and $250,000, respectively, related to the grants. These amounts are included in miscellaneous income, net on the accompanying statements of income.

Inventory

Inventory, which consists of finished goods, is valued at the lower of cost or market. Specific inventory lots are identified and the cost of each lot is determined on the first-in, first-out (FIFO) method. Except when the Company has planned future use for such inventory, the Company generally considers quantities of inventory in excess of a twelve-month supply to be of no value. In 2011 and 2010, the Company reduced its inventory and net income by $452,147 and $491,300, respectively, as a result of applying this policy.

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE A – Nature of operations and summary of significant accounting policies, continued

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, which generally range from three to seven years. Maintenance and repairs are charged to expense as incurred.

Long-lived assets are reviewed annually for impairment whenever events or circumstances indicate the carrying amount may not be recoverable. An asset is considered impaired when the future net undiscounted cash flows generated by the asset are less than its carrying value. In 2011 and 2010, the Company recorded a change in the reserve of $82,712 and $(38,279), respectively. The reserve is based on the amount by which the carrying value of the asset exceeds its fair value. For the years ended December 31, 2011 and 2010, the change is included in cost of goods sold on the accompanying statements of income.

Intangible assets

At December 31, 2011 and 2010, intangible assets consist of patents and loan fees. Intangible assets are recorded at cost and are subject to amortization. During 2011 and 2010, the Company capitalized costs incurred for submitting applications to the United States Patent and Trademark office. As of December 31, 2011 and 2010, capitalized patent costs amounted to $1,072,509 and $815,008, respectively, and accumulated amortization amounted to $447,452 and $263,232, respectively. For the years ended December 31, 2011 and 2010, amortization expense was $184,220 and $137,392, respectively. Amortization expense is expected to be as follows:

Years Ending December 31,
2012	$214,502
2013	181,152
2014	122,383
2015	74,232
2016	32,788

$625,057

In December 2009, the Company entered into a loan agreement with Square 1 Bank (see Notes D and F). The loan agreement has been amended a number of times since 2009 to allow for increased borrowing availability. Loan costs related to the loan and amendments amounted to $68,208 and $58,652 as of December 31, 2011 and 2010, respectively. Beginning January 2010, the loan costs are amortized using the straight-line method over the term of the loan. As of December 31, 2011 and 2010, accumulated amortization of loan fees was $41,838 and $19,382, respectively. Amortization expense was $22,456 and $19,382 for the years ended December 31, 2011 and 2010, respectively. Amortization expense is expected to be as follows:

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE A – Nature of operations and summary of significant accounting policies, continued

Intangible assets, continued

Years Ending December 31,
2012	$22,737
2013	3,633

$26,370

Revenue recognition

On January 2, 2010, the Company changed its policy to recognize revenue upon order. In all prior years, revenue was recognized when the product was used by the surgeon and a purchase order was received from the hospital. Management believes recognizing revenue upon order more accurately matches current costs against current revenues in the income statement. The change decreased the 2010 net loss by $53,040. There is no cumulative effect on beginning retained earnings and pro forma results of operations for the prior year are not significant.

Shipping and handling costs

Shipping and handling costs are included in cost of goods sold.

Research and development

Research and development costs are expensed as incurred.

Advertising

All costs related to marketing the Company’s products are expensed in the period incurred, and amounted to $513,560 and $533,967 for the years ended December 31, 2011 and 2010, respectively.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Reclassifications

Certain December 31, 2010 items have been reclassified to conform to the December 31, 2011 financial statement presentation.

Events occurring after reporting date

The Company has evaluated events and transactions that occurred between December 31, 2011 and April 20, 2012 which is the date that the financial statements were available to be issued, for possible recognition or disclosure in the financial statements.

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE B – Property and equipment

Property and equipment consisted of the following at December 31, 2011 and 2010:

	2011	2010
Machinery and equipment	$675,061	$540,614
Furniture and fixtures	433,736	408,720
Computer equipment	252,233	211,745
Leasehold improvements	78,031	61,785
Trays and instruments, net of reserve	10,600,185	7,848,741

	12,039,246	9,071,605
Less: accumulated depreciation and amortization	(5,628,383)	(3,713,158)

	$6,410,863	$5,358,447

Depreciation expense amounted to $2,052,189 and $1,318,380 in 2011 and 2010, respectively, a portion of which has been included in cost of sales.

NOTE C – Computer software

Computer software costs are being amortized using the straight-line method over three years. Amortization expense was $7,999 and $9,673 for the years ended December 31, 2011 and 2010, respectively.

Expected future amortization expense as of December 31, 2011 is as follows:

Years Ending December 31,
2011	$15,503
2012	13,880
2013	10,050

$39,433

NOTE D – Line of credit

During 2010, the Company had a line of credit with a bank whereby the Company could request advances in an aggregate principal amount not to exceed the lesser of $1,250,000 or the borrowing base equal to 80% of eligible accounts receivable. Advances on the line bore interest at the greater of 2.25% above prime or 5.50% (prime was 3.25% at December 31, 2010), but could be increased to the greater of 3.25% above prime if the Company’s liquidity ratio, as defined in the line of agreement, was reduced to 1.10:1.00. The line of credit was collateralized by substantially all assets of the Company, and the Company was subject to certain financial covenants. As of December 31, 2010, outstanding borrowings amounted to $900,000.

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE D – Line of credit, continued

In January 2011, formula line availability increased to $2,500,000. Advances on the line bear interest at the greater of 1.75% above prime or 5.00% (prime was 3.25% at December 31, 2011). The line of credit is collateralized by substantially all assets of the Company. In addition, the Company is subject to certain financial covenants. As of December 31, 2011, outstanding borrowings amounted to $750,000.

This agreement was amended in January 2012, at which time the availability was increased to $3,500,000.

NOTE E – Capital lease obligation

During 2011, the Company entered into a capital lease obligation for equipment. The assets acquired under capital lease arrangements at December 31, 2011 are included on the accompanying balance sheet as follows:

Machinery and equipment	$29,997
Less: accumulated depreciation	(5,316)

$24,681

At December 31, 2011, future minimum payments under the capital lease obligation amounted to $18,851. The remaining balance of the capital lease will be repaid during 2012.

NOTE F – Long-term debt

During 2010, the Company had a term loan (Term Loan A) with a bank in the amount of $1,259,773. The loan bore interest at the greater of 4.00% above prime or 7.25% (prime was 3.25% at December 31, 2010). The loan was payable in 30 equal monthly installments of principal and interest which commenced July 31, 2010 and was collateralized by substantially all assets of the Company. As of December 31, 2010, the outstanding balance of the Term Loan A was $1,007,818.

During 2011, the Company obtained an amended term loan (Term Loan B) with the same bank in the amount of $2,000,000, the proceeds of which were used to pay off the Term Loan A principal and accrued interest. The remaining proceeds were used for general working capital purposes and capital expenditures. The loan bears interest at the greater of 3.00% above prime or 6.25% (prime was 3.25% at December 31, 2011). The loan is payable in 33 equal monthly installments of principal plus interest which commenced May 2011, and is collateralized by substantially all assets of the Company. In addition, the Company is subject to certain financial covenants pursuant to the loan agreement. As of December 31, 2011, the Company is in compliance with such covenants, and the outstanding balance of the Term Loan B was $1,515,152.

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE F – Long-term debt, continued

Maturities of long-term debt at December 31, 2011 are as follows:

Years Ending December 31,
2012	$727,272
2013	727,272
2014	60,608

$1,515,152

NOTE G – Capital stock

Common stock

The number of shares of $0.001 par value common stock authorized, issued and outstanding as of December 31, 2011 and 2010 is as follows:

	2011		2010
		Issued and		Issued and
	Authorized	Outstanding	Authorized	Outstanding
Voting	18,000,000	4,184,668	18,000,000	4,030,126
Nonvoting	625,000	227,882	625,000	157,452

In addition, the Company has authorized 6,375,000 shares of common stock to be designated as voting or nonvoting at the discretion of the Company’s Board of Directors as of December 31, 2011 and 2010.

During 2011, stock options for 55,430 shares of common stock and warrants for 15,000 shares of common stock were exercised. In addition, in 2010, stock options for 88,000 shares of common stock were exercised. See Note H.

Series D participating convertible preferred stock

During 2011, the Company authorized 500,000 shares of $0.001 par value Series D participating convertible preferred stock (the Series D Preferred), with 312,808 shares issued and outstanding (convertible into equal respective shares of common stock) as of December 31, 2011. The Series D Preferred accrues an annual cumulative dividend of 6% per annum, compounded annually, payable in cash upon liquidation or redemption or if and when declared by the Board of Directors from legally available funds. The Series D Preferred is senior to all other classes or series of stock with respect to dividends.

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE G – Capital stock, continued

Series D participating convertible preferred stock, continued

Upon a liquidation event, each holder of Series D Preferred will receive a distribution prior to all other classes or series of stock equal to the original purchase per share plus any accrued and unpaid dividends and be entitled to participate with holders of all other classes or series of stock in the sharing of the remaining liquidation proceeds on an as-converted basis. No dividends have been declared or paid and the aggregate and per-share amounts of arrearages in cumulative preferred dividends amounted to $53,941 and $0.17, respectively, at December 31, 2011.

At the election of the majority of the Series D Preferred stockholders, any time on or after January 5, 2013, the Company may be required to redeem all Series D Preferred at a per share price equal to the liquidation preference as described above.

Each holder of Series D Preferred shall be entitled to a number of votes equal to the number of shares issuable upon its conversion into common stock.

Series D Preferred will be automatically converted into common stock at the election of a majority of the Series D Preferred stockholders or upon the closing of a firm commitment for an underwritten public offering with a price per share of not less than five times the Series C Preferred purchase price and net proceeds to the Company of not less than $50,000,000.

Series C participating convertible preferred stock

As of December 31, 2011 and 2010, the Company has authorized 10,500,000 shares of $0.001 par value Series C participating convertible preferred stock (the Series C Preferred), with 7,753,972 shares issued and outstanding (convertible into equal respective shares of common stock) as of December 31, 2011 and 2010. The Series C Preferred accrues an annual cumulative dividend of 8% per annum, compounded annually, payable in cash or additional Series C Preferred shares (at the original issue price) upon liquidation or redemption or if and when declared by the Board of Directors from legally available funds. The Series C Preferred is senior to the Series B Preferred, Series A Preferred, and common stock with respect to dividends.

Upon a liquidation event, each holder of Series C Preferred will receive a distribution prior to holders of the Series B Preferred and the Series A Preferred and common stock equal to one and one-half times the original purchase per share plus any accrued and unpaid dividends and be entitled to participate with holders of all other classes or series of stock in the sharing of the remaining liquidation proceeds on an as-converted basis. No dividends have been declared or paid and the aggregate and per-share amounts of arrearages in cumulative preferred dividends amounted to $3,788,399 and $0.49, respectively, at December 31, 2011, and $2,468,170 and $0.32, respectively, at December 31, 2010.

At the election of the majority of the Series C Preferred stockholders, any time after four years from issuance of the Series B Preferred, the Company may be required to redeem all Series C Preferred at a per share price equal to the liquidation preference as described above.

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE G – Capital stock, continued

Series C participating convertible preferred stock, continued

Each holder of Series C Preferred shall be entitled to a number of votes equal to the number of shares issuable upon its conversion into common stock.

Series C Preferred will be automatically converted into common stock at the election of a majority of the Series C Preferred stockholders or upon the closing of a firm commitment for an underwritten public offering with a price per share of not less than five times the Series C Preferred purchase price and net proceeds to the Company of not less than $50,000,000.

Series B participating convertible preferred stock

As of December 31, 2011 and 2010, the Company has authorized 3,500,000 shares of $0.001 par value Series B participating convertible preferred stock (the Series B Preferred), with 3,241,945 shares issued and outstanding (convertible into equal respective shares of common stock) as of either year end. The Series B Preferred accrues an annual cumulative dividend of 8% per annum, payable upon liquidation or redemption or if and when declared by the Board of Directors from legally available funds. The Series B Preferred is senior to the Series A Preferred and common stock with respect to dividends.

Upon a liquidation event, each holder of Series B Preferred will receive a distribution prior to holders of the Series A Preferred and common stock, equal to two times the original purchase price per share plus any accrued and unpaid dividends and be entitled to participate with holders of all other classes or series of stock in the sharing of the remaining liquidation proceeds on an as-converted basis. No dividends have been declared or paid and the aggregate and per-share amounts of arrearages in cumulative preferred dividends amounted to $1,269,095 and $0.39, respectively, at December 31, 2011, and $1,009,740 and $0.31, respectively, at December 31, 2010.

At the election of the majority Series B Preferred stockholders, any time after four years from issuance, the Company may be required to redeem all shares of Series B Preferred at a per share price equal to the liquidation preference as described above.

Each holder of Series B Preferred shall be entitled to a number of votes equal to the number of shares issuable upon its conversion into common stock.

Series B Preferred will be automatically converted into common stock at the election of a majority of the Series B Preferred stockholders or upon the closing of a firm commitment for an underwritten public offering with a price per share of not less than five times the Series C Preferred purchase price and net proceeds to the Company of not less than $50,000,000.

Series A participating convertible preferred stock

As of December 31, 2011 and 2010, the Company has authorized 2,500,000 shares of $0.001 par value Series A participating convertible preferred stock (the Series A Preferred), with 1,361,539 shares issued and outstanding (convertible into 1,500,000 shares of common stock) as of either year end. The Series A Preferred accrues an annual cumulative dividend of 6% per annum, payable upon liquidation or redemption or if and when declared by the Board of Directors from legally available funds. The Series A Preferred is senior to common stock with respect to dividends.

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE G – Capital stock, continued

Series A participating convertible preferred stock, continued

Upon a liquidation event, each holder of Series A Preferred will receive a distribution prior to any distribution to common stockholders equal to the original purchase price per share plus any accrued and unpaid dividends and be entitled to participate with holders of all other classes or series of stock in the sharing of the remaining liquidation proceeds on an as-converted basis. No dividends have been declared or paid and the aggregate and per-share amounts of arrearages in cumulative preferred dividends amounted to $625,682 and $0.46, respectively, at December 31, 2011, and $519,482 and $0.38, respectively, at December 31, 2010.

At the election of the majority of Series A Preferred stockholders, any time after seven years from issuance, the Company may be required to redeem all Series A Preferred stock at a per share price equal to the liquidation preference as described above.

Each holder of Series A Preferred shall be entitled to a number of votes equal to the number of shares issuable upon its conversion into common stock.

Series A Preferred will be automatically converted into common stock at the election of a majority of the Series A Preferred stockholders or upon the closing of a firm commitment for an underwritten public offering with a price per share of not less than five times the original Series C Preferred purchase price and net proceeds to the Company of not less than $50,000,000.

NOTE H – Share-based compensation

Stock options

The Company has granted 2,847,025 and 2,520,525 stock options to certain employees, outside consultants, independent contractors and board members pursuant to incentive stock option agreements and non-qualifying stock option agreements to purchase shares of the Company’s stock as of December 31, 2011 and 2010, respectively. As of December 31, 2011 and 2010, the exercise price ranges from $0.15 to $1.95 per share, which is equal to the estimated fair value of the stock on the date of the grant. The vesting periods in all shares range from 18 to 60 months. Management anticipates the average term of the options will be four years. In addition, management has reserved a pool of common shares to be issued when the options are exercised.

The Company accounts for its stock options in accordance with Accounting Standards Codification (ASC) 718 Compensation – Stock Compensation. Pursuant to this guidance, stock options are valued at fair value on the grant date and compensation cost is expensed ratably over the vesting period. Using the Black-Scholes-Merton option pricing model, management has determined that the options have a value of $0.01 to $1.39 per share, resulting in an original total compensation cost of $690,535 and $555,450 at December 31, 2011 and 2010, respectively. Due to employee terminations, this compensation cost has been adjusted

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE H – Share-based compensation, continued

Stock options, continued

to $581,250 and $446,165 as of December 31, 2011 and 2010, respectively. Compensation cost will be expensed over the requisite service period. Prior to 2010, the Company expensed $246,083 in compensation cost relating to these options. For the years ended December 31, 2011 and 2010, the Company expensed $73,859 and $63,547 as compensation cost relating to the options. The remaining compensation cost of $197,761 will be expensed over the next four years.

The assumptions used and the calculated fair value of the options issued in 2011 and 2010 are as follows:

	2011	2010
Expected dividend yield	0.0%	0.0%
Risk-free interest rate	2.0%–3.6%	2.5–3.9%
Expected volatility	41.0%	32.0%
Average expected life in years	4.0	4.0
Weighted average calculated value of options granted in the current year	$0.41	$0.09

The following is an analysis of options to purchase shares of the Company’s stock issued and outstanding as of December 31, 2011 and 2010:

	2011		2010
	Total Options	Weighted Average Exercise Price	Total Options	Weighted Average Exercise Price
Options outstanding, beginning of year	1,747,021	$0.40	1,629,021	$0.41
Granted	326,500	1.17	269,000	0.29
Exercised	(55,430)	0.35	(88,000)	0.23
Expired/cancelled	(10,000)	1.30	(63,000)	0.26

Options outstanding, end of year	2,008,091	$0.49	1,747,021	$0.40

Options exercisable, end of year	1,132,212	$0.37	833,434	$0.47

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE H – Share-based compensation, continued

Stock options, continued

	2011		2010
	Total Options	Weighted Average Exercise Price	Total Options	Weighted Average Exercise Price
Nonvested options, beginning of year	913,587	$0.34	1,065,254	$0.35
Granted	326,500	1.17	269,000	0.29
Vested	(364,208)	0.33	(360,667)	0.35
Forfeited	—	—	(60,000)	0.32

Nonvested options, end of year	875,879	$0.64	913,587	$0.34

Options for 1,132,212 and 833,434 shares at a weighted average exercise price of $0.37 and $0.47 were vested and exercisable as of December 31, 2011 and 2010, respectively. At December 31, 2011 and 2010, compensation cost of approximately $170,772 and $109,818, respectively, has not yet been recognized on nonvested awards. The weighted average period over which it is expected to be recognized is two years.

During 2011, 55,430 options were exercised at a weighted average price of $0.35 per share. During 2010, 88,000 options were exercised at a price of $0.23 per share.

Warrants

During 2011, the Company granted warrants to a bank in conjunction with the line of credit and term loan agreements (see Notes D and F) to purchase up to 8,080 shares of Series D Preferred at a price of $3.07 per share. A warrant to purchase 35,221 shares of Series C Preferred at a price of $2.71 per share was previously granted to the same bank and was outstanding as of December 31, 2011. For the years ended December 31, 2011 and 2010, there was no expense associated with these warrants.

In conjunction with the Series D Preferred financing, investors who contributed in excess of their pro-rata allocation were granted warrants to purchase up to 31,957 shares of additional Series D Preferred at a price of $3.07 per share. For the year ended December, 31, 2011, there was no expense associated with these warrants.

In addition, the Company has previously granted warrants to a board member in conjunction with a termination agreement to purchase up to 15,000 shares of common stock at a price of $0.65 per share. In 2011, these warrants were exercised.

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE I – Related party transactions

The Company provided a loan to an employee in the amount of $40,000, with an annual interest rate of 5%. Pursuant to the terms of the note receivable, the Company will forgive the loan in four equal installments of $11,280, including interest, beginning April 4, 2006. As of December 31, 2011 and 2010, $22,106 was due from the employee, which includes $787 of accrued interest. During 2007, the employee was terminated and the Company determined that this note may not be collectible. Accordingly, the balance of the note was reserved for in full at December 31, 2011 and 2010.

During 2011 and 2010, the Company had sales amounting to $3,175,711 and $2,515,967, respectively, which were the result of surgical procedures performed by certain officers, directors and stockholders of the Company.

During 2011 and 2010, the Company purchased $268,378 and $354,829 of legal and consulting services from two and three vendors, respectively, who are stockholders. In addition, in 2011 and 2010, the Company paid $72,805 and $167,682, respectively, to a sales agent who is also a holder of the Company’s Series C Preferred stock. During 2011 and 2010, the Company paid $451,071 and $300,065, respectively, in commission payments to option holders, and $114,654 and $105,327, respectively in interest and fees to a bank that holds warrants for the Company’s Series C Preferred and Series D Preferred.

The Company also has royalty and consulting agreements with certain shareholders. During 2011 and 2010, royalty payments, consulting fees and related reimbursed expenses amounted to $614,906 and $413,133, respectively. As of December 31, 2011 and 2010, accrued royalties to these shareholders amounted of $153,788 and $122,003, respectively.

NOTE J – Income taxes

Deferred income taxes are recorded for timing differences between financial and income tax reporting and relate primarily to inventory reserves, depreciation expense and operating loss carryforwards. The Company’s net deferred tax asset was $0 at December 31, 2011 and 2010, and was comprised of the following:

	2011	2010
Deferred tax assets	$6,461,000	$5,938,000
Deferred tax liabilities	1,686,600	945,100

Net deferred tax asset	4,774,400	4,992,900
Less: valuation allowance	(4,774,400)	(4,992,900)

	$—	$—

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE J – Income taxes, continued

As of December 31, 2011 and 2010, the Company has net operating loss carryforwards amounting to $12,793,006 and $12,208,406, respectively. Substantially all of the net operating loss carryforwards expire between 2026 to 2031.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 Income Taxes. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities.

As of December 31, 2011, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. Tax years that remain subject to examination are the years ended December 31, 2008, 2009 and 2010.

The Company recognizes interest and penalties related to uncertain tax positions in the provision for income taxes. However, no such interest and penalties were recorded in 2011 and 2010.

NOTE K – Operating leases

The Company leases its facilities and certain equipment under various leasing arrangements. Future minimum lease payments due under these agreements are as follows:

Years Ending December 31,
2012	$305,739
2013	287,085
2014	153,753
2015	39,704

$786,281

For the years ended December 31, 2011 and 2010, rental expense was $301,816 and $235,496, respectively.

NOTE L – Profit sharing plan

The Company sponsors a 401(k) savings plan covering substantially all of its employees. Pursuant to the Plan document, there are no Company matching contributions and discretionary contributions are allowed. For the years ended December 31, 2011 and 2010, there were no discretionary contributions made to plan participants.

ORTHOHELIX SURGICAL DESIGNS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE M – Commitments and contingencies

In the ordinary course of business, the Company is the subject of, or party to, pending or threatened litigation, assessments, and claims. While it is not possible to predict with certainty the outcome of such matters individually or in the aggregate, management believes that any ultimate result will not have a materially adverse effect on the financial position and result of operations of the Company.

NOTE N – Subsequent event

In January 2012, the Company obtained an amended term loan (Term Loan C) with a bank in the amount of $3,500,000, the proceeds of which were used to pay off the Term Loan B (see Note F) principal and accrued interest. The remaining proceeds are to be used for general working capital purposes and capital expenditures. The loan bears interest at the greater of 3.00% above prime or 6.25%. The loan is payable in 45 equal monthly installments of principal plus interest which will commence in May 2012, and is collateralized by substantially all assets of the Company. In addition, the Company is subject to certain financial covenants pursuant to the loan agreement.

In conjunction with this amendment, the Company granted warrants to the bank to purchase up to 10,403 shares of Series D Preferred at a price of $4.77 per share.